UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2022

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

WW International, Inc. (the “Company”) held its 2022 annual meeting of shareholders on May 10, 2022. At this meeting, the Company’s shareholders (1) elected the persons listed below to serve as Class III directors for a term of three years expiring at the Company’s 2025 annual meeting of shareholders and until their successors have been duly elected and qualified or until the earlier of their resignation, removal, retirement, disqualification or death; (2) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2022; and (3) approved, on an advisory basis, the Company’s named executive officer compensation. Set forth below are the voting results for these proposals.

1.

Election of four Class III directors for a term of three years expiring at the Company’s 2025 annual meeting of shareholders and until their successors have been duly elected and qualified or until the earlier of their resignation, removal, retirement, disqualification or death:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Steven M. Altschuler, M.D.	40,804,920	9,524,370	9,137,203
Julie Bornstein	49,737,611	591,679	9,137,203
Thilo Semmelbauer	48,969,735	1,359,555	9,137,203
Sima Sistani	49,634,104	695,186	9,137,203

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2022:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,124,548	983,114	358,831	N/A

3.	Advisory vote to approve the Company’s named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,836,555	20,151,459	341,276	9,137,203

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: May 11, 2022	By:	/s/ Amy O’Keefe
	Name:	Amy O’Keefe
	Title:	Chief Financial Officer

3